UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 13, 2008

Date of Report (Date of earliest event reported)

NATIONAL CITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10074	34-1111088

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484

(Address of principal executive offices)	(Zip Code)

(216) 222-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 6, 2008, National City Corporation issued a news release announcing it would revise its previously reported third quarter earnings. Previously reported net income for the third quarter of 2008 has been revised to report a net loss of $2.1 billion, or $7.40 per diluted share. The attached Revised Financial Supplement reflects these revisions and amends the Form 8-K filed on October 21, 2008.

Item 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 13, 2008, National City Corporation included on its Web site at www.NationalCity.com its Revised Financial Supplement for the three- and nine-month periods ended September 30, 2008. The Revised Financial Supplement attached hereto as Exhibit 99.1 is being furnished under Item 2.02 of the Form 8-K/A.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

99.1	Revised Financial Supplement of National City Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National City Corporation
(Registrant)
Date: November 13, 2008	By:	/s/ Carlton E. Langer
Carlton E. Langer
Vice President and Assistant Secretary